UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2026

SUMA Acquisition Corporation

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-43186	99-1906937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6543 Las Vegas Blvd S
Las Vegas, NV 89119

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (647) 622-9173

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	SUMAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	SUMA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fifth (1/5) of one Class A ordinary share upon the consummation of the initial business combination	SUMAR	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Separate Trading of Class A Ordinary Shares and Rights

On April 16, 2026, SUMA Acquisition Corporation (the “Company”) announced that, commencing on April 20, 2026, the holders of the units issued in its initial public offering (the “Units”), each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one right (“Right”) to receive one-fifth (1/5) of a Class A Ordinary Share upon the consummation of an initial business combination, may elect to separately trade the Class A Ordinary Shares and the Rights included in the Units. No fractional Rights will be issued upon separation of the Units and only whole Rights will trade. Any Units not separated will continue to trade on the Nasdaq Global Market under the symbol “SUMAU.” The Class A Ordinary Shares and the Rights are expected to trade on the Nasdaq Global Market under the symbols “SUMA” and “SUMAR,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Class A Ordinary Shares and Rights.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated April 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMA Acquisition Corporation

Date: April 16, 2026	By:	/s/ Naseem Saloojee
		Name:	Naseem Saloojee
		Title:	Chief Executive Officer

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